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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                 APRIL 25, 2001
                                (Date of Report)

                                JANUARY 16, 2001
                        (Date of earliest event reported)


                                   SATX, INC.
             (Exact name of registrant as specified in its charter)


             NEVADA                       000-29755              87-0293479
 (State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 8351 ROSWELL ROAD, 374, ATLANTA, GEORGIA 30350
                    (Address of principal executive offices)


                                 (813) 290-0911
              (Registrant's telephone number, including area code)


              4710 EISENHOWER BOULEVARD, SUITE E-1, TAMPA, FLORIDA (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         At a meeting of the Board of Directors of the Company on January 16, 2001, Kosti Shirvanian and John Hartunian were appointed to the Board and Merritt Jesson and Robert Ellis resigned as directors. The new Board removed Mr. Jesson as the President and CEO and entered into an agreement with Lilly Beter Capital Group, Ltd. ("LBCG"), pursuant to which LBCG agreed to provide the following services to the Company:

         -  provide a new President/CEO;
         -  seek out mergers and acquisitions that will enhance the Company;
         -  act as a private investment banker and help us raise capital;
         - help us create a better market and establish credibility in the marketplace;
         -  select our legal counsel; and
         -  select our auditors.

         As payment for such services to be provided by LBCG, SATX agreed to the following compensation and other terms:

         -  16,000,000 shares of our common stock;
         - an option to purchase 5,000,000 shares of Common Stock at $1.00 per share;
         - standard fee or finders fee for any acquisition that is merged into SATX; 10% commission on all capital raised;
         - give LBCG the right to select 4 out of 7 members of the Board of Directors;
         -  give LBCG a first right of refusal on any public shell corporations;
         - terminate the merger agreement with Shared Technologies Cellular, Inc.;
         -  authorize 250,000,000 shares of common stock;
         -  authorize 100,000,000 shares of preferred stock; and
         - not cause a sale or dissolution of Ora Electronics, Inc. (subsequently waived).

         Since the signing of the agreement, LBCG has been instrumental in the election of Garry P. McHenry, Lilly O. Beter and Celso B. Suarez to the Board of Directors and the formation of a Compensation and an Audit Committee of the Board. LBCG selected our new CEO and President, Terry L. Colbert, our new Vice President, Garry P. McHenry, and they have identified a candidate who is expected to become our new Chief Financial Officer within the next forty-five
(45) days.

         As provided in the agreement with LBCG, we authorized the issuance of 15,000,000 shares of SATX Common Stock to LBCG as compensation for their services to the Company. Our directors, Kosti Shirvanian and John Hartunian transferred an additional 1,000,000 of their personal shares to LBCG. All of such shares were subsequently transferred to five trusts designated by LBCG. Counsel for the trusts and LBCG has represented to the Company that the trusts, with one another or with LBCG, are not a group for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and that LBCG does not have beneficial ownership of any of the shares transferred to the trusts.




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         Robert L. White Associates was previously engaged as the principal accountant to audit our financial statements. In November, 2000, Robert L. White Associates resigned as our principal accountant to audit our financial statements. In November, 2001, the Board of Director's approved the engagement of the firm of Lazar Levine & Felix LLP, 350 Fifth Avenue, Suite 6820, New York, New York 10118, to replace Robert L. White Associates as the principal accountant to audit our financial statements.

         In connection with the audits of the two fiscal years ended December 31, 1999 and December 31, 1998, and the interim periods preceding Robert L. White Associates' resignation, there were no disagreements with Robert L. White Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of our former accountant, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports, and said firm has not advised the registrant of any reportable events. In addition, the accountants' report of Robert L. White Associates on the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years and the interim period prior to engaging Lazar Levine & Felix LLP, neither the Company, nor any person on our behalf, consulted Lazar Levine & Felix LLP regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements,
(iii) any matter that was the subject of a disagreement (as defined in Instruction 4 to Item 304 of Regulation S-K), or (iv) any matter that was the subject of a reportable event. Neither were there any such disagreements, transactions or reportable events which were accounted for or disclosed in a manner different from that which the former accountants apparently would have concluded was required.

ITEM 5.  OTHER EVENTS.

         Sale of ORA Electronics, Inc. In May, 2000 we completed the acquisition of 3,982,600 shares (approximately 56%) of ORA Electronics, Inc., a Delaware corporation ("ORA" or "ORA Electronics") from Ruth Cooper, as an individual and as trustee of the Cooper Living Trust. As consideration for the purchase, the Company paid $150,000 in cash and issued (i) 400,000 shares of SATX common stock, and (ii) a promissory note in the amount of $23,186. As additional consideration, (x) we assumed and paid approximately $300,000, to ORA, pursuant to a promissory note dated due March 31, 1996, as amended, restated and extended to March 31, 2000; and (ii) also assumed, when due, all liabilities and obligations arising out of or under a continuing guaranty dated February 1, 1989, given by Ruth Cooper and Gershon Cooper to a third party to guaranty the repayment of a secured loan to ORA. Subsequently, we purchased an additional 1,000,000 shares of ORA Electronics for $400,000 in cash. ORA is in the cellular accessory market and management anticipated that ORA's "intelligent" electronic communications systems would provide significant




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synergism with our existing technologies. In addition, management believed ORA's engineering capabilities would enhance SATX's development efforts.

         The intended benefits of the ORA acquisition were not realized, and in March, 2001, we sold 3,982,600 shares of ORA common stock back to ORA for $35,000 and the retention by SATX of certain key ORA engineers. ORA agreed to use the funds to cure its mortgage payment and property tax defaults. In addition, the parties agreed to call/put rights for our remaining 1,000,000 shares of ORA common stock at a price of $3.00 per share. ORA's call right can be exercised at any time, and our put right commences in March 2002.

         Termination of Merger with Shared Technologies Cellular, Inc. In November, 2000, we entered into a merger agreement with Shared Technologies Cellular, Inc., a Delaware corporation ("STCL"). The object of the merger with STCL was to create the first provider capable of producing and delivering integrated cellular, paging, Internet, local and long distance products with bundled services. Our DebitFone technology was intended to be used to solidify the combined companies presence in the prepaid cellular phone industry, and our AlphaTrak technology would be used to establish a clear migration strategy of the surviving corporation into the Telematics Industry.

         Pursuant to the plan of merger, our stockholders were to receive one
(1) share of the common stock of STCL for every four (4) four shares of SATX common stock. Consummation of the merger with STCL was subject to various conditions including obtaining $30 million of working capital financing for the surviving corporation, the approval of the stockholders of both companies, and the receipt of fairness opinions and regulatory approvals. The target date for consummation of the merger was in February, 2001. However, on February 2, 2001, the merger was terminated by mutual consent for various reasons including our decision to retain Lilly Beter Capital Group, Ltd. to act as our private investment banker, and STCL's decision to pursue independent financing alternatives.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         At a meeting of the Board of Directors of the Company on January 16, 2001, Kosti Shirvanian and John Hartunian were appointed to the Board and Merritt Jesson and Robert Ellis resigned as directors. Neither Mr. Jesson nor Mr. Ellis has furnished the Company with a letter describing any disagreement with the Company relating to our operations, policies or practices and requesting that such matter or matters be disclosed.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The following exhibits are filed herewith:



         EXHIBIT NO.    DESCRIPTION
         -----------    -----------

         (1.1)          Agreement by and between Lilly Beter Capital Group, Ltd.
                        and SATX, Inc., dated January 16, 2001.





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
         (4.1)          Letter of Robert L. White Associates.

         (5.1) Agreement of Purchase and Sale of Securities by and among SATX, Inc., Iqbal Ashraf, and ORA Electronics,
                        Inc., dated March 12, 2001.

         (5.2)          Termination Agreement and Release by and between SATX,
                        Inc. and Shared Technologies Cellular, Inc., dated
                        February 2, 2001.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2001



                                           SATX, INC.


                                      By:  /s/ Terry L. Colbert
                                           ------------------------------------
                                           Terry L. Colbert, President and
                                           Chief Executive Officer





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                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION
-----------     -----------
(1.1)           Agreement by and between Lilly Beter Capital Group, Ltd. and
                SATX, Inc., dated January 16, 2001.

(4.1)           Letter of Robert L. White Associates.

(5.1) Agreement of Purchase and Sale of Securities by and among SATX, Inc., Iqbal Ashraf, and ORA Electronics, Inc., dated March
                12, 2001.

(5.2)           Termination Agreement and Release by and between SATX, Inc. and
                Shared Technologies Cellular, Inc., dated February 2, 2001.
